SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): OCTOBER 1, 1996

                           VIDA MEDICAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                     NEVADA
                 (State or other jurisdiction of incorporation)

             0-5833                                 94-1713830
   (Commission File Number)             (IRS Employer Identification Number)

     350 CAMBRIDGE AVENUE, SUITE 150, PALO ALTO, CA           94306
     (Address of principal executive offices)               (Zip Code)

Registrant's Telephone number, including area code:    415-322-8498

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Exhibit Index: Agreement and Plan of Reorganization by and between Vida Medical Systems, Inc., a Nevada corporation, and Oasis Oil Corporation, a Nevada corporation

                                  Exhibit 16.1

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
ITEM 5:   OTHER EVENTS

     As of October 1, 1996, Vida Medical Systems, Inc., acquired all of the issued and outstanding capital stock of Oasis Oil Corporation, a privately-held Nevada corporation with its headquarters located at 1800 St. James Place, Suite 101, Houston, Texas. Oasis Oil Corporation conducts oil gathering and marketing operations in South Texas. Immediately prior to that acquisition, Vida Medical Systems, Inc., (i) issued to five existing shareholders in a transaction not involving any public offering an additional 1,478,280 shares of its common stock at the cash price of $0.001 per share so that, at the effective time of the acquisition, Vida Medical Systems, Inc., had a total of 15,846,545 shares of its common stock outstanding, and (ii) by the written consent of the shareholders of Vida Medical Systems, Inc., holding in excess of a majority of outstanding shares thereof, all of the issued and outstanding common stock of Vida Medical Systems, Inc., was subjected to a reverse stock split of 13.2054541 shares into one share so that, prior to the acquisition, Vida Medical Systems, Inc., had outstanding a total of 1,2000,000 shares of its common stock of Oasis Oil Corporation, in a transaction not involving any public offering, Vida Medical Systems, Inc., issued to the existing approximately 23 shareholders of Oasis Oil Corporation a total of 4,8000,000 shares of the common stock of Vida Medical Systems, Inc. At the conclusion of the acquisition, (i) Vida Medical Systems, Inc., had issued and outstanding a total of 6,000,000 shares of its common stock and the former shareholders of Oasis Oil Corporation as a group held 80% thereof, and (ii) Oasis Oil Corporation was a wholly-owned subsidiary of Vida Medical Systems, Inc. After the acquisition (i) a Board of Directors of seven persons was established for Vida Medical Systems, Inc., of which six members were former shareholders of Oasis Oil corporation, (ii) Mr. Arlie Beane, the President of Oasis Oil Corporation, was elected as the President and Treasurer of Vida Medical Systems, Inc., (iii) Oasis Oil Corporation was renamed Oasis Transportation and Marketing Corporation, and Vida Medical Systems, Inc. was renamed Oasis Oil Corporation.

                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     As of October 1, 1996                  VIDA MEDICAL SYSTEMS, INC.

                                            By_________________________
                                              James Hagan, as President

                                  Exhibit 16.1

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): FEBRUARY 15, 1997

                              OASIS OIL CORPORATION
     (Exact name of registrant as specified in its charter)

                                     NEVADA
     (State or other jurisdiction of incorporation)

             0-5833                                    94-1713830
   (Commission File Number)               (IRS Employer Identification Number)

      1800 ST. JAMES PLACE, SUITE 101, HOUSTON, TEXAS      77056
     (Address of principal executive offices)            (Zip Code)

Registrant's Telephone number, including area code:    713-627-8875

VIDA MEDICAL SYSTEMS, INC      350 CAMBRIDGE AVENUE, SUITE 150,
PALO ALTO, CA  94306
          (Former name or former address, if changed since last report)

                                  Exhibit 16.1

                                      -51-